Exhibit 10.1

EXECUTION VERSION

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

HAT Holdings I LLC

HAT Holdings II LLC

3.750% Green Exchangeable Senior Unsecured Notes due 2028

REGISTRATION RIGHTS AGREEMENT

August 11, 2023

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.,

as representatives of

the several Initial Purchasers

referred to below

c/o     Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o    Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

HAT Holdings I LLC, a Maryland limited liability company, and HAT Holdings II LLC, a Maryland limited liability company (HAT Holdings I LLC and HAT Holdings II LLC, each, an “Issuer” and, together, the “Issuers”), propose to issue and sell to the initial purchasers listed in Exhibit A to the Purchase Agreement referred to below (the “Initial Purchasers”), for whom Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are acting as representatives (the “Representatives”), their 3.750% Green Exchangeable Senior Unsecured Notes due 2028 (the “Notes”), guaranteed by Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation and an indirect parent of the Issuers, (the “Company”), and the other guarantors listed in Exhibit B to the Purchase Agreement referred to below (collectively with the Company, the “Guarantors”), upon the terms set forth in the Purchase Agreement, dated August 7, 2023 (the “Purchase Agreement”), by and among the Issuers, the Guarantors and the Representatives, relating to the initial placement (the “Initial Placement”) of the Notes. Upon an exchange of Notes at the option of the holder thereof, the Issuers shall deliver cash, shares of common stock, $0.01 par value per share, of the Company (the “Company Common Stock”), or a combination of cash and shares of Company Common Stock, at the Issuers’ election. The obligations of the Issuers in respect of the Notes will be fully and unconditionally guaranteed on a senior unsecured basis by each of the Guarantors pursuant to the terms of the Indenture and the guarantees included in the Indenture. To induce the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the holders of the Notes will have the benefit of this registration rights agreement (this “Agreement”) by and among the Issuers, the Company and the Representatives, on behalf of the Initial Purchasers, whereby each of the Issuers and the Company agrees with you for your benefit and the benefit of the holders from time to time of the Notes and the Registrable Securities (as defined below) (including any person that has a beneficial interest in any Registrable Security in book-entry form and, if applicable, the Initial Purchasers) (each a “Holder” and, collectively, the “Holders”), as follows:

1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Additional Interest” shall have the meaning set forth in Section 7 hereof.

“Affiliate” shall have the meaning specified in Rule 405 under the Act.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall have the meaning specified in the Indenture.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Common Stock” shall have the meaning set forth in the preamble hereto.

“Control” shall have the meaning specified in Rule 405 under the Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Deferral Period” shall have the meaning set forth in Section 3(i) hereof.

“Depositary” shall have the meaning specified in the Indenture.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Memorandum” shall mean the offering memorandum, dated August 7, 2023, relating to the Notes, including any and all annexes thereto and any information incorporated by reference therein as of such date.

“FINRA Rules” shall mean the Conduct Rules and the By-Laws of the Financial Industry Regulatory Authority.

“Guarantors” shall have the meaning set forth in the preamble hereto.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the Indenture relating to the Notes, dated as of August 11, 2023, by and among the Issuers, the Guarantors and U.S. Bank Trust Company, National Association, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Issuers” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 5(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the shares of Company Common Stock that are registered under the Shelf Registration Statement.

“Maturity Date” shall have the meaning specified in the Indenture.

“Notes” shall have the meaning set forth in the preamble hereto.

“Notice and Questionnaire” shall mean a written notice delivered to the Company substantially in the form attached as Annex A to the Final Memorandum.

“Notice Holder” shall mean, on any date, any Holder that has delivered a properly completed Notice and Questionnaire to the Company on or prior to such date.

“Prospectus” shall mean a prospectus included in the Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the shares of Company Common Stock covered by the Shelf Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registrable Securities” shall mean the shares of Company Common Stock, if any, deliverable by the Issuers upon exchange of the Notes sold to the Initial Purchasers pursuant to the Purchase Agreement, other than shares of Company Common Stock that have (i) been registered under the Shelf Registration Statement and disposed of in accordance therewith, (ii) become eligible to be transferred without condition as contemplated by Rule 144 under the Act or any successor rule or regulation thereto that may be adopted by the Commission, (iii) ceased to be outstanding or (iv) been sold to the public pursuant to Rule 144 under the Act.

“Registration Default” shall have the meaning set forth in Section 7 hereof.

“Representatives” shall have the meaning set forth in the preamble hereto.

“Scheduled Trading Day” shall have the meaning specified in the Indenture.

“Shelf Registration Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company filed under the Securities Act on Form S-3, or if not then available to the Company, on another appropriate form, pursuant to the provisions of Section 2 hereof, providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, some or all of the Registrable Securities pursuant to Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trading Day” shall have the meaning set forth in the Indenture.

2. Shelf Registration.

(a) The Company shall file with the Commission a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, from time to time in accordance with the methods of distribution elected by such Holders, pursuant to Rule 415 under the Act or any similar rule that may be adopted by the Commission, and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be filed and become effective on or prior to the 120th day after the Closing Date.

(b) The Company shall, subject to Section 3(i) below, use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement becomes effective or is declared effective by the Commission, as the case may be, to and including the earliest of (i) the 60th Trading Day immediately following the Maturity Date (subject to extension for any suspension of the effectiveness of the Shelf Registration Statement during such 60-Trading Day period immediately following the Maturity Date), (ii) the 60th Trading Day immediately following the date on which there are no longer outstanding any Notes and (iii) the date on which there are no longer outstanding any Registrable Securities.

(c) The Company shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Act and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) Subject to applicable law, the Company shall provide written notice to the Holders of the Notes of the anticipated effective date of the Shelf Registration Statement at least 15 Business Days prior to such anticipated effective date. Each Holder, in order to be named as a selling securityholder in the Shelf Registration Statement at the time of its initial effectiveness, shall complete and deliver a Notice and Questionnaire and such other information as the Company and the Issuers may reasonably request in writing, if any, to the Company and the Issuers at least 10 Business Days prior to the anticipated effective date of the Shelf Registration Statement as provided in the notice to the Holders. If a Holder does not timely complete and deliver a Notice and Questionnaire or provide the other information the Company and the Issuers may reasonably request in writing, that Holder will not be named as a selling securityholder in the Prospectus forming a part of the Shelf Registration Statement and will not be permitted to sell its Registrable Securities under the Shelf Registration Statement. From and after the effective date of the Shelf Registration Statement and until September 15, 2028, the Company shall use its commercially reasonable efforts (i) on the first Business Day of each month, if required by applicable law, to file with the Commission a post-effective amendment to the Shelf Registration Statement or to prepare and, if permitted or required by applicable law, to file a supplement to the Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder that delivered a Notice and Questionnaire prior to the 20th day of the prior month is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus, and so that such Holder is permitted to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (provided that the Company shall not be required to file more than one supplement or post-effective amendment in any calendar month in accordance with this Section 2(d)(i)) and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Act as promptly as is practicable; (ii) provide such Holder, upon request, copies of any documents filed pursuant to Section 2(d)(i) hereof; and (iii) notify such Holder as promptly as practicable after the effectiveness under the Act of any post-effective amendment filed pursuant to Section 2(d)(i) hereof; provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i) hereof. Notwithstanding the foregoing, if the Notes are exchanged as provided for in Article 14 of the Indenture, then, within 5 Business Days of the applicable Exchange Date (as defined in the Indenture), the Company shall use its commercially reasonable efforts to file the post-effective amendment or supplement naming as a selling securityholder each Notice Holder exchanging such Notes; provided that if the Exchange Date occurs during a Deferral Period, the Company shall use its commercially reasonable efforts to file such post-effective amendment or supplement upon expiration of the Deferral Period. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in the Shelf Registration Statement or Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the effective date of the Shelf Registration Statement) shall be named as a selling securityholder in the Shelf Registration Statement or Prospectus in accordance with the requirements of this Section 2(d).

(e) If at any time the Notes, pursuant to Section 14.07 of the Indenture, are exchangeable for securities of the Company other than the Company Common Stock, the Company and the Issuers agree to cause such securities to be included in the Shelf Registration Statement or a replacement shelf registration statement no later than the date on which the Notes become exchangeable for such securities.

3. Registration Procedures. The following provisions shall apply in connection with the Shelf Registration Statement.

(a) The Company shall:

(i) furnish to the Representatives and the Notice Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto and each amendment or supplement, if any, to the Prospectus (other than amendments and supplements that do nothing more than name Notice Holders and provide information with respect thereto and other than filings by the Company under the Exchange Act) and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the Representatives reasonably propose within three Business Days of the delivery of such copies to the Representatives; and

(ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notices and Questionnaires as necessary to permit such distribution by the methods specified therein.

(b) The Company shall ensure that:

(i) the Shelf Registration Statement and any amendment thereto, and any Prospectus and any amendment or supplement thereto, comply in all material respects with the Act; and

(ii) the Shelf Registration Statement and any amendment thereto do not, when each becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall advise the Representatives and the Notice Holders and confirm such advice in writing, if requested (which notice pursuant to clauses (ii)-(v) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i) when the Shelf Registration Statement and any amendment thereto have been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any post-effective amendment or supplement to the Shelf Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation or threatening of any proceeding for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Company Common Stock included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in the Shelf Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) Subject to Section 3(i) below, the Company shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e) Upon request, the Company shall furnish, in electronic or physical form, to each Notice Holder, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if a Notice Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(f) During the Shelf Registration Period, the Company shall promptly deliver to each Initial Purchaser and each Notice Holder, without charge, as many copies of the Prospectus (including the preliminary Prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement thereto as any such person may reasonably request. Subject to the restrictions set forth in this Agreement, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the Registrable Securities.

(g) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall arrange for the qualification of the Registrable Securities for sale under the laws of such U.S. jurisdictions as any Notice Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated by this Agreement to qualify to do business or as a dealer of securities in any jurisdiction where it is not then so qualified or to take any action that would subject it to taxation or service of process in suits in any jurisdiction where it is not then so subject.

(h) Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall promptly (or within the time period provided for by Section 3(i) hereof, if applicable) prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to subsequent purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Upon the occurrence or existence of any pending corporate development, public filings with the Commission or any other material event that, in the good faith judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Notice Holders that the availability of the Shelf Registration Statement is suspended and, upon receipt of any such notice, each Notice Holder agrees: (i) not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Notice Holder receives copies of the supplemented or amended Prospectus provided for in Section 3(h) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; and (ii) to hold such notice strictly confidential. Except in the case of a suspension of the availability of the Shelf Registration Statement and the Prospectus solely as the result of the filing of a post-effective amendment or supplement to the Prospectus to add additional selling securityholders therein, the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”) shall not exceed 30 days in any calendar quarter or 60 days in any calendar year; provided that if the suspension relates to a proposed or pending material business transaction, the disclosure of which the board of directors of the Company (or an authorized committee thereof) determines in good faith would be reasonably likely to impede the ability to consummate such transaction or would otherwise be detrimental to the Company and its subsidiaries, taken as a whole, the Company may extend the Deferral Period from 30 days to 45 days in any calendar quarter and from 60 days to 90 days in any calendar year.

(j) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its securityholders an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Act as soon as practicable after the effective date of the Shelf Registration Statement and in any event no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement.

(k) The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement. The Company may exclude from the Shelf Registration Statement the Registrable Securities of any Holder that unreasonably fails to furnish such information within 10 Business Days after receiving such request.

(l) Subject to Section 6 hereof, the Company shall enter into customary agreements (including, in the event of an underwritten offering conducted pursuant to Section 6, an underwriting agreement in customary form, customary legal opinions, customary comfort letters and other customary documents and certifications by the Company and by the selling securityholders) and take all other necessary actions in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain customary indemnification provisions and procedures.

(m) Subject to Section 6 hereof, in the event that any Broker-Dealer shall underwrite any Company Common Stock or participate as a member of an underwriting syndicate or selling group or “participate in an offering” (within the meaning of the FINRA Rules) thereof, whether as a Holder of such Company Common Stock or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall, upon the reasonable request of such Broker-Dealer, comply with any such reasonable request of such Broker-Dealer in complying with the applicable FINRA Rules.

(n) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Company Common Stock covered by the Shelf Registration Statement.

4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of their obligations under Sections 2 and 3 hereof and the Holders of shares of Company Common Stock and the Representatives shall bear all expenses incurred by them in connection with any sale of shares of Company Common Stock pursuant to the Shelf Registration Statement.

5. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Holder covered by the Shelf Registration Statement and the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable (x) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein or (y) to any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Company Common Stock concerned, to the extent that a Prospectus relating to such Company Common Stock was required to be delivered (including through satisfaction of the conditions of Commission Rule 172) by such Holder by the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Company Common Stock to such person, an amended or supplemented prospectus or a free writing prospectus of the Company, in each case, correcting such untrue statement or omission or alleged untrue statement or omission if the Company had furnished copies thereof to such Holder prior to the time of the sale of such Company Common Stock to such person. This indemnity agreement shall be in addition to any liability that the Company and the Issuers may otherwise have to the indemnified party.

The Company also agrees to provide customary indemnities to, and to contribute as provided in Section 5(d) hereof to Losses of, any underwriters of the Registrable Securities, their officers, directors, employees, Affiliates and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. The obligations of the Company under this Section 5 shall be in addition to any liability which the Company or the Issuers may otherwise have to any indemnified party.

(b) Each Holder of securities covered by the Shelf Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signs the Shelf Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.

This indemnity agreement shall be acknowledged by each Notice Holder that is not an Initial Purchaser in such Notice Holder’s Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. If any action shall be brought against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the initiation of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified persons. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Shelf Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to the Notes, as set forth in the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth in the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving shares of Company Common Stock registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) The provisions of this Section 5 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 5, and shall survive the sale by a Holder of securities covered by the Shelf Registration Statement.

6. Underwritten Registrations.

(a) In no event will the method of distribution of Registrable Securities take the form of an underwritten offering without the prior written consent of the Company. Consent may be conditioned on waivers of any of the obligations in Section 3, Section 4 or Section 5 hereof.

(b) If any Registrable Securities are to be sold in an underwritten offering, the underwriters shall be selected by the Company.

(c) No person may participate in any underwritten offering pursuant to the Shelf Registration Statement unless such person: (i) agrees to sell such person’s Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Company; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

7. Registration Defaults. If any of the following events shall occur as a result of the Company’s failure to satisfy its obligations hereunder (each, a “Registration Default”), then the Issuers shall pay additional interest on the Notes (“Additional Interest”) to the Holders of the Notes as follows:

(a) if the Shelf Registration Statement has not been filed with the Commission and become or been declared effective, as the case may be, on or prior to the 120th day after the Closing Date, then commencing on the 121st day after the Closing Date, Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of (I) 0.25% per annum for the first 60 days from and including the 121st day after the Closing Date, (II) 0.50% per annum for the 60 days from and excluding the last day of the 60-day period described in clause (I) above, and (III) 0.75% per annum thereafter; or

(b) if the Shelf Registration Statement has been declared or becomes effective but ceases to be effective or usable for the offer and sale of the Registrable Securities, other than (i) in connection with a Deferral Period or (ii) as a result of the filing of a post-effective amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, at any time during the Shelf Registration Period and the Company does not cure the lapse of effectiveness or usability within 10 Business Days (or, if a Deferral Period is then in effect and subject to the 10-Business Day filing requirement and the proviso regarding the filing of post-effective amendments in Section 2(d) with respect to any Notice and Questionnaire received during such period, within 10 Business Days following the expiration of such Deferral Period or period permitted pursuant to Section 2(d)), then Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of (I) 0.25% per annum for the first 60 days from and including the day following such 10th Business Day, (II) 0.50% per annum for the 60 days from and excluding the last day of the 60-day period described in clause (I) above, and (III) 0.75% per annum thereafter; or

(c) if the Company through its omission fails to name a Holder as a selling securityholder and such Holder had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (i) the Shelf Registration Statement at the time it first became effective or (ii) any Prospectus at the later of time of filing thereof or the time the Shelf Registration Statement of which the Prospectus forms a part becomes effective, then Additional Interest shall accrue, on the aggregate outstanding principal amount of the Notes held by such Holder, at a rate of (I) 0.25% per annum for the first 60 days from and including the day following the effective date of such Shelf Registration Statement or the time of filing of such Prospectus, as the case may be, (II) 0.50% per annum for the 60 days from and excluding the last day of the 60-day period described in clause (I) above, and (III) 0.75% per annum thereafter, which Additional Interest shall be payable separately to such Holder at the account specified in writing by such Holder to the Company; or

(d) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Additional Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of (I) 0.25% per annum for the first 60 days from and including such date, (II) 0.50% per annum for the 60 days from and excluding the last day of the 60-day period described in clause (I) above, and (III) 0.75% per annum thereafter;

provided, however, that (1) upon the filing and effectiveness (whether upon such filing or otherwise) of the Shelf Registration Statement (in the case of paragraph (a) above), (2) upon such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of paragraph (b) above), (3) upon the time such Holder is permitted to sell its Registrable Securities pursuant to any Shelf Registration Statement and Prospectus in accordance with applicable law (in the case of paragraph (c) above), (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded (in the case of paragraph (d) above), or (5) in any case, notwithstanding the preceding clauses (1) through (4), upon the earlier of the two dates provided in clauses (i) and (ii) of Section 2(b), Additional Interest shall cease to accrue.

Any amounts of Additional Interest due pursuant to this Section 7 will be payable in arrears on each Interest Payment Date (as defined in the Indenture) following accrual in the manner as set forth in Section 2.03 of the Indenture and shall be in addition to any remedy relating to the failure to comply with the Issuers’ obligations under Section 6.03(a) of the Indenture. If any Note ceases to be outstanding during any period for which Additional Interest is accruing (other than as a result of the Holder exercising its exchange rights pursuant to Article 14 of the Indenture), the Issuers will prorate the Additional Interest payable with respect to such Note.

The Additional Interest rate on the Notes payable under this Agreement shall not exceed in the aggregate 0.75% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Interest would be payable because of more than one Registration Default, then the Additional Interest rate shall be the rate applicable to the Registration Default with the highest Additional Interest rate. Other than the Issuers’ obligation to pay Additional Interest in accordance with this Section 7, neither the Company nor the Issuers will have any liability for damages with respect to a Registration Default.

Notwithstanding any provision in this Agreement, if a Registration Default occurs after a Holder has exchanged its Notes for Company Common Stock, such Holder shall not be entitled to any Additional Interest with respect to such Company Common Stock.

8. No Inconsistent Agreements. Neither the Company nor the Issuers have entered into, and agree not to enter into, any agreement with respect to the Company’s securities that conflicts with the registration rights granted to the Holders herein.

9. Rule 144A and Rule 144. So long as any Registrable Securities remain outstanding, the Company shall use its commercially reasonable efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 and 144A of the Act. The Company covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company or the Issuers to register any of its securities pursuant to the Exchange Act.

10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Issuers have obtained the written consent of the Majority Holders; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company and the Issuers shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, modification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, modification, supplement, waiver or consent with respect to Section 7 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder.

11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first class mail, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of the Notice and Questionnaire; provided, that notices and other communications to Holders of Notes held in global form may be provided through the applicable procedures of the Depositary.

(b) if to the Initial Purchasers or the Representatives, initially at the address or addresses set forth in the Purchase Agreement; and

(c) if to the Company or the Issuers, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

The Initial Purchasers, the Company or the Issuers by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

Notwithstanding the foregoing, notices given to Holders holding in book-entry form may be given through the facilities of the Depositary.

12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company and the Issuers thereto, subsequent Holders, and the indemnified persons referred to in Section 5 hereof. Each of the Company and the Issuers hereby agrees to extend the benefits of this Agreement to any Holder, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14. Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement.

15. Headings. The section headings used herein are for convenience only and shall not affect the construction or interpretation hereof.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

18. Company Common Stock Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of shares of Company Common Stock is required hereunder, the shares of Company Common Stock held by the Company or its Affiliates (other than subsequent Holders of such shares of Company Common Stock if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such shares of Company Common Stock) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

19. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement by and among the Company, the Issuers and the several Initial Purchasers.

Very truly yours,

HAT HOLDINGS I LLC

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President

HAT HOLDINGS II LLC

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Executive Vice President

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Marc Pangburn
Name: Marc Pangburn
Title: Chief Financial Officer and Executive Vice President

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

For themselves and as Representatives of the Initial Purchasers

MORGAN STANLEY & CO. LLC

By:	/s/ Scott Finz
Name: Scott Finz
Title: Executive Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Agha Murtaza
Name: Agha Murtaza
Title: Director / Authorized Signatory

[Signature Page to Registration Rights Agreement]